Exhibit 10.18

AMENDING AGREEMENT NO. 1

This AGREEMENT made as of the 13th day of July, 2004,

BETWEEN:

NATIONAL CAR RENTAL (CANADA) INC.,

a corporation incorporated under the Canada Business Corporations Act,

(hereinafter called the “General Partner”),

- and -

1487792 ONTARIO INC.,

a corporation incorporated under the Business Corporations Act (Ontario),

(hereinafter called the “Additional General Partner”),

- and -

BNY TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces of Canada, in its capacity as trustee of CANADIAN MASTER TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the “Limited Partner”).

WHEREAS the General Partner, the Limited Partner and the Additional General Partner have entered into an amended and restated limited partnership agreement (the “Limited Partnership Agreement”) made as of March 13, 1997 and executed on October 14, 2003;

AND WHEREAS the General Partner, the Additional General Partner and the Limited Partner wish further to amend the Limited Partnership Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.                             Interpretation

(a)           All words and expressions defined in the Limited Partnership Agreement and not otherwise defined in this Agreement have the meaning specified in the Limited Partnership Agreement.

(b)           Unless expressly stated otherwise, all references herein to sections or schedules of an agreement other than this Agreement shall be to the specific sections or schedules of the Limited Partnership Agreement.

(c)           Section headings are for convenience only.

2.                             Amendments to the Limited Partnership Agreement

2.1                           Section 1.1. of the Limited Partnership Agreement is amended by the addition, in the proper alphabetic order, of the following definition:

““VAT Contribution” has the meaning ascribed thereto in section 3.2(e);”.

2.2                           Section 1.1 of the Limited Partnership Agreement is amended by:

(a)           deleting the defined term “Program Amount” in its entirety and substituting therefore the following:

““Program Amount” means during the period from and after: (a) the date hereof up to and including the earlier of September 30, 2004 or the occurrence of a Termination Event, $545,000,000, (b) October 1, 2004 up to and including the earlier of the Partnership Termination Date or the occurrence of a Termination Event, $500,000,000 and (c) the earlier of the Partnership Termination Date or the occurrence of a Termination Event to and including the date that the business of the Partnership is wound up in accordance with Section 8.3(f) of this Agreement, zero;”

2.3                           Section 3.2(c) of the Limited Partnership Agreement is hereby amended by inserting the words “and section 3.2(e)” immediately after the words “5.4(c)” where such words appear in the first line of such section.

2.4                           Section 3.2 of the Limited Partnership Agreement is further amended by adding thereto a new section 3.2(e) as follows:

“3.2(e) Notwithstanding anything else contained herein, so long as there does not exist a continuing Suspension Event or Termination Event the General Partner may at any time prior to August 15, 2004, in conjunction with a Capital Call pursuant to section 3.2(a), make a Capital Call for use solely in respect of the funding of VAT payable with respect to purchases of Partnership Vehicles made during the months of June, July and August, 2004. A Capital Call pursuant to this section 3.2(e), when combined with this related Capital Call pursuant to section 3.2(a), must comply with the size restrictions set out in section 3.2(a), and in no event shall be greater than the VAT obligations such Capital Call is being used to fund. The maximum amount of capital that the Limited Partner shall be required to contribute under Additional Capital Contributions made pursuant to this section 3.2(e) (“VAT Contributions”) shall not exceed $15,000,000. The General Partner shall not be required to make a corresponding Additional Capital Contribution with respect to VAT Contributions made by the Limited Partner. The General Partner shall maintain a separate record of the VAT Contributions made by the Limited Partner and shall cause (i) all VAT Contributions to be deposited to the VAT Account until such time as they are used in respect of the purchase of a Partnership Vehicle and shall refrain from commingling such contributions with amounts in the Rental Account, (ii) all input tax credits received by the Partnership in respect of VAT payments funded by a VAT Contribution to be paid to the Limited Partner, as a return of capital, forthwith upon receipt by the Partnership or crediting by the Partnership against any remittance otherwise required by the Partnership, until such time as all VAT Contributions have been so returned to the Limited Partner, and (iii) all VAT Contributions to have been returned to the Limited Partner on or before September 30, 2004. The provisions of section 4.4 shall not apply to VAT Contributions deposited to the VAT Account to the extent such provisions conflict with this section 3.2(e).”

3.                             Other Documents

Any reference to the Limited Partnership Agreement made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the Limited Partnership Agreement as amended or supplemented from time to time.

4.                             Miscellaneous

(a)           With the exception of the foregoing amendments, the Limited Partnership Agreement shall continue in full force and effect, unamended.

(b)           This Agreement shall enure to the benefit of and be binding upon the parties, their successors and any permitted assigns.

(c)           This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when taken together, shall constitute one and the same instrument.

(d)           None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other party.

(e)           This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized signatories thereunto duly authorized, as of the date first above written.

NATIONAL CAR RENTAL (CANADA) INC.

by	/s/ Peter Chung
	Name:	Peter Chung
	Title:	Executive Vice-President and Chief Financial Officer

1487792 ONTARIO INC.

by
	Name:	Ian Bandeen
	Title:	President

BNY TRUST COMPANY OF CANADA, as
trustee of CANADIAN MASTER TRUST (with liability limited to the assets of the Trust) by its Securitization Agent, BMO NESBITT BURNS INC.

by	/s/ [Illegible]

Name:
Title:

by	/s/ Jerry Marriott
	Name:	Jerry Marriott
	Title:	Vice President, Securitization and Structured Finance

We hereby acknowledge notice of and consent to the foregoing amendments to the Limited Partnership Agreement.

DATED this                    day of July, 2004.

VANGUARD CAR RENTAL USA HOLDINGS INC.

by	/s/ Leland F. Wilson
Name: Leland F. Wilson
Title: SVP and Treasurer

We hereby consent to the foregoing amendments to the Limited Partnership Agreement.

DATED this 13 day of July, 2004.

DOMINION BOND RATING SERVICE LIMITED

by	/s/ Greg Nelson
Name: Greg Nelson
Title: EVP